Exhibit 10.4

DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT
dated as of April 25, 2017
by and among
ADAMS RESOURCES EXPLORATION CORPORATION

as Borrower,
and
ADAMS RESOURCES & ENERGY, INC.,
as Lender

DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT
THIS DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of April 25, 2017 by and among ADAMS RESOURCES EXPLORATION CORPORATION (“AREC”), a Delaware corporation (“Borrower”) and ADAMS RESOURCES & ENERGY, INC. (“ARE”), as Lender.

RECITALS
A.    On April 21, 2017 (the “Petition Date”), the Borrower filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (defined below) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and is continuing to operate its business and manage its properties as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code.
B.    Borrower has requested that Lender provide financing to Borrower in the form of term loans in the maximum aggregate principal amount of $1,250,000.00, subject to the terms set forth herein, in the Interim Order or Final Order (defined below) and pursuant to sections 364(c)(1), 364(c)(2), and 364(c)(3), of the Bankruptcy Code, the proceeds of which will be used solely in accordance with the Budget (defined below): (i) to pay interest, fees and expenses in respect of amounts due under this Agreement to Lender in accordance with the Financing Documents (defined below); (ii) to pay reimbursement of fees and expenses of the Lender; (iii) to the extent set forth in the Budget, to fund the postpetition operating costs of the Borrower (including the reasonable fees of the Borrower’s professionals (subject to variance if in Compliance) incurred in connection with the Bankruptcy Case (defined below), provided, however, that budgeted professional fees not paid in a particular budget period may be paid during a subsequent period; and (iv) to the extent set forth in the Budget, (subject to variance if in Compliance) to pay certain other costs and expenses of administration of the Bankruptcy Case.

C.    Lender has agreed to provide term loans to Borrower pursuant to sections 364(c)(1), 364(c)(2), and 364(c)(3) of the Bankruptcy Code on the terms and conditions of this Agreement and in the Interim Order or Final Order so long as such postpetition credit obligations are secured by Liens granted by Borrower pursuant to this Agreement, the Interim Order or Final Order and the other Financing Documents and given super-priority status as provided in the Interim Order or Final Order.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:
ARTICLE 1 - DEFINITIONS

Section 1.1    Certain Defined Terms

The following terms have the following meanings:
“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which Lender has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 8.2, and/or (b) pursuant to any of subsections (a), (e), (f), (i), (k), (l), (m), (t), (u), (v), (x), (cc), (dd), (ee) or (ff) of Section 8.1.
“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.
“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by Borrower or to which Borrower is entitled in respect of or related to the foregoing, and (e) all products and proceeds of any of the foregoing.
“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Allowed Fees” means, with respect to the Bankruptcy Case, fees and reimbursement for distributions of professionals retained by the Borrower and any official committee of unsecured creditors appointed by the United States Trustee’s Office in the Bankruptcy Case and allowed or otherwise payable pursuant to an order of the Bankruptcy Court, including, without limitation, pursuant to monthly fee statements, that has not been vacated, stayed, appealed or objected to by Lender, under sections 327, 328 or 1103 of the Bankruptcy Code.
“Anti-Terrorism Laws” means any Law relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by Borrower of any asset.
“Bankruptcy Case” means the following case pending before the Bankruptcy Court: In re Adams Resources Exploration Corporation, pending in the United States Bankruptcy Court for the District of Delaware, Case No. 17-10866(KG).
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.
“Bankruptcy Court” has the meaning specified therefor in the recitals to this Agreement.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.
“Borrower” means the entity described in the first paragraph of this Agreement and each of its successors and permitted assigns.
“Borrower Representatives” means the Chief Restructuring Officer and the President (defined herein) of Borrower, each in his capacity as borrower representative pursuant to the provisions of Section 2.9 herein, or any such successor selected by Borrower, approved by Lender, and authorized by the Bankruptcy Court.

“Budget” means the budget attached hereto as Exhibit A, as may be amended, depicting on a weekly basis cash revenue, receipts, expenses, disbursements, outstanding advances under the DIP Loans and other information for the fiscal week period following the Closing Date.
“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Wilmington, Delaware are authorized by law to close.
“Carve-Out” has the meaning set forth in the Interim Order. The relative priority of all amounts owed under this Agreement will be subject only to a carve-out for (i) the fees and expenses of professionals retained by the Borrower (after the application of any retainer) in an aggregate amount not to exceed $75,000 or the Committee (the “Professional Fees and Expenses”) in an aggregate amount not to exceed $30,000 in fees and expenses incurred and unpaid prior to a Termination Event, to the extent set forth in the Budget and remains unpaid; and (ii) the statutory fees of the United States Trustee pursuant to 28 U.S.C. § 1930 and the fees of the Clerk of this Court.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.
“Change in Control” means any of the following: (a) any change in the legal or beneficial ownership of the capital stock, partnership interests or membership interests, or in the capital structure, organizational documents or governing documents, of the applicable Person; (b) any pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in the applicable Person; (c) any change in the legal or beneficial ownership or control of the outstanding voting equity interests of the applicable Person necessary at all times to elect a majority of the board of directors (or similar governing body) of each such Person and to direct the management policies and decisions of such Person; (d) the applicable Person shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Person; and (e) any “Change of Control”, “Change in Control” or terms of similar import under any document or instrument governing or relating to Debt of or equity in such Person.
“Chief Restructuring Officer” means the Chief Restructuring Officer appointed by the Debtors and as authorized by an order of the Bankruptcy Court.
“Closing Date” means the date the Interim Order is entered by the Bankruptcy Court approving this Agreement and all conditions to closing set forth herein are determined by the Lender to be satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Lender, pursuant to this Agreement, including, without limitation, all of the property described in the Interim Order and Final Order.
“Compliance Certificate” means a certificate, duly executed by the Chief Restructuring Officer or President, appropriately completed and substantially in the form of Exhibit B hereto.
“Confirmation Date” means the date on which the Confirmation Order is entered in the docket on the Bankruptcy Court.
“Confirmation Order” means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Lender in connection with the payment of the Obligations on the Effective Date, confirming the Plan of Reorganization.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b)  to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (c) for any obligations of another Person pursuant to any guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.
“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (i) all Debt of others guaranteed by such Person, (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person, (k) obligations arising under non-compete agreements, and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrower shall include any and all DIP Loans.
“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of Borrower.
“Deposit Account Control Agreement” means a deposit account control agreement among Borrower, Lender and each financial institution where Borrower maintains deposit accounts, in a form satisfactory to Lender in its reasonable discretion, as the same may be amended, restated, modified or supplemental from time to time.

“DIP Loan(s)” has the meaning set forth in Section 2.1.

“DIP Loan Commitment” means $1,250,000.
“Dollars” or “$” means the lawful currency of the United States of America.
“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to Borrower or any Project and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.
“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Event of Default” has the meaning set forth in Section 8.1.
“Final Order” means an order of the Bankruptcy Court in the Bankruptcy Case which approves the transactions contemplated by this Agreement and the other Financing Documents on a final basis and is in form and substance acceptable to Lender, as the same may be amended, modified or otherwise supplemented from time to time in compliance with this Agreement.
“Financing Documents” means this Agreement, any Notes, the Interim Order, the Final Order, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Fraudulent Conveyance” has the meaning set forth in Section 2.10(b).
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.
“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.
“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Project is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.
“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
“Instrument” means “instrument”, as defined in Article 9 of the UCC.
“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
“Interim Order” means an order of the Bankruptcy Court in the Bankruptcy Case which approves the transactions contemplated by this Agreement and the other Financing Documents on an interim basis and is in form and substance acceptable to Lender, as the same may be amended, modified or otherwise supplemented from time to time in compliance with this Agreement.
“Inventory” means “inventory” as defined in Article 9 of the UCC.
“Intercompany Loans” has the meaning set forth in Section 2.9.
“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt, securities, capital contributions, loans, time deposits, advances, guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.
“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to Borrower in any particular circumstance. “Laws” includes, without limitation, Healthcare Laws and Environmental Laws.
“Lender” means the entity described in the first paragraph of this Agreement and its successors and assigns.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
“Loan Account” has the meaning set forth in Section 2.6(b).
“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature, whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower, exclusive of any impact based upon the filing of the Borrower’s bankruptcy petitions, (ii) the rights and remedies of Lender under any Financing Document, or the ability of Borrower to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document or (v) the value of any material Collateral.
“Material Contracts” has the meaning set forth in Section 3.16.
“Maturity Date” means the earliest of (i) April 21, 2018; (ii) the effective date of a confirmed Plan of Reorganization; or (iii) the closing date of a sale under Section 363 of the Bankruptcy Code of all or substantially all of Borrower’s assets which are Collateral.
“Maximum Lawful Rate” has the meaning set forth in Section 2.7.
“Measuring Period” has the meaning set forth in Section 4.1.
“Milestones” means (a) on or before May 22, 2017, the Debtor shall either (i) execute a sale agreement with a stalking horse bidder relating to the sale of, or substantially all of, Debtor’s assets, and filing a sale motion and bidding procedures motion relating to such sale in form and substance acceptable to Lender, or (ii) file a bidding procedures motion and an auction sale motion with the Court to implement bidding procedures for a sale of substantially all Debtor’s assets without a stalking horse bidder; (b) on or before June 21, 2017, the Debtor shall obtain entry of a bidding procedures order from the Bankruptcy Court approving bidding procedures for a sale of substantially all Debtor’s assets.; (c) on or before July 21, 2017, Debtor shall identify a winning bidder or other purchaser for all or substantially all of Debtor’s assets; (d) on or before August 21, 2017, Debtor shall obtain Court approval of and close a sale of substantially all of the Debtor’s assets.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which Borrower or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.
“Notes” has the meaning set forth in Section 2.5.
“Notice of Borrowing” means a notice of the Chief Restructuring Officer or President, appropriately completed and substantially in the form of Exhibit C hereto.
“Obligations” means all obligations, liabilities and indebtedness (monetary (including interest, fees, obligations for costs and expense and indemnity obligations, whether or not allowable or allowed) or otherwise) of Borrower under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operative Documents” means the Financing Documents and each other agreement, documents and certificate executed or delivered in connection therewith.
“Ordinary Course of Business” means, in respect of any transaction involving Borrower, the ordinary course of business of Borrower, as conducted by Borrower in accordance with past practices.
“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other equity interests of such Person.
“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower to Lender under the Financing Documents shall be made, or such other account as Lender shall from time to time specify by notice to Borrower Representatives.
“Payment Notification” means a written notification substantially in the form of Exhibit D hereto.
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.
“Permits” means all governmental licenses, authorizations, certificates, franchises, qualifications, accreditations, consents and approvals of Borrower required under all applicable Laws and required for Borrower in order to carry on its business.
“Permitted Asset Dispositions” means the following Asset Dispositions, provided, however, that at the time of such Asset Disposition, no Event of Default exists or would result from such Asset Disposition: (a) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (b) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Borrower determines in good faith is no longer used or useful in the business of Borrower, (c) dispositions approved by Lender and the Bankruptcy Court, and (d) any asset sale contemplated by the Milestones.
“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from Borrower to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the Borrower; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrower’s title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrower has given prior written notice to Lender of Borrower’s intent to so contest the obligation; (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower; (e) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms); (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $[TBD] in the aggregate at any time outstanding; and (e) other Contingent Obligations not permitted by clauses (a) through (d) above, not to exceed $25,000 in the aggregate at any time outstanding.
“Permitted Debt” means: (a) Borrower’s Debt to Lender under this Agreement, the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); and (d) Debt in the form of insurance premiums financed through the applicable insurance company.
“Permitted Investments” means: (a) Investments shown on Schedule 5.7 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrower’s investment policies, as amended from time to time, provided, however, that such investment policy (and any such amendment thereto) has been approved by Lender; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of Borrower in any Subsidiary; (g) Investments consisting of deposit accounts in which Lender has received a Deposit Account Control Agreement; and (h) other Investments in an amount not exceeding $50,000 in the aggregate.
“Permitted Liens” means: (a) deposits or pledges of cash to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to Borrower’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, or other like Liens on Collateral arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, for sums not exceeding $25,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Financing Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrower’s ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of Borrower and which, in the case of any real estate which is part of the Collateral; (g) Liens and encumbrances in favor of Lender under the Financing Documents; and (h) Liens on Collateral existing on the date hereof and set forth on Schedule 5.2.
“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan Documentation” means the Plan of Reorganization and all documentation related thereto or referenced therein, including without limitation any amendments, modifications or supplements to any of the foregoing, including any subsequent plans of reorganization, any motions related thereto and the Confirmation Order.
“Plan of Reorganization” means, as the same may be amended, modified or otherwise supplemented in compliance with this Agreement, a plan of reorganization of the Borrower in its Bankruptcy Case which either (a) provides for indefeasible payment in full cash and in accordance with the terms of the this Agreement of all Obligations due and owing as of the effective date of such plan of reorganization, or (b) is otherwise in form and content acceptable to Lender.
“Postpetition” or “postpetition” means the time period commencing on the Petition Date and ending on the effective date of the Plan of Reorganization.
“Prepetition” or “prepetition” means the time period prior to the Petition Date.
“President” means John Riney.
“Release” has the meaning set forth in 42 U.S.C. § 9601 (22).
“Released Parties” has the meaning set forth in Section 9.2.
“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person other than Lender holding an equity interest in a Borrower, an Affiliate of a Borrower, or (d) repayments of or debt service on loans or other indebtedness held by any Person other than Lender holding an equity interest in Borrower unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.
“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of Borrower.
“Securities Account Control Agreement” means an agreement, in form and substance satisfactory to Lender, among Lender, Borrower and each securities intermediary in which Borrower maintains a Securities Account pursuant to which Lender shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account.
“Taxes” has the meaning set forth in Section 2.8.
“Termination Date” means the earlier to occur of (a) any date on which Lender accelerates the maturity of the DIP Loans pursuant to Section 8.2, or (b) the termination date stated in any notice of termination of this Agreement provided by Borrower in accordance with Section 2.12.
“Termination Event” has the meaning set forth in the Interim Order or Final Order.
“UCC” means the Uniform Commercial Code of the State of Delaware or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“United States” means the United States of America.
Section 1.2    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and any consolidated entities delivered to Lender on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and Borrower shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of Borrower at “fair value”, as defined therein.
Section 1.3    Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to times of day shall be references to daylight or standard time, as applicable.

Section 1.4    Time is of the Essence. Time is of the essence in Borrower’s performance under this Agreement and all other Financing Documents.

ARTICLE 2 - LOANS

Section 2.1    DIP Loan. On the terms and subject to the conditions set forth herein, Lender hereby agrees to make to Borrower term loans in an aggregate original principal amount equal to the DIP Loan Commitment (such term loans or the outstanding principal balance thereof from time to time, as the context requires, being referred to as the “DIP Loan” or “DIP Loans”). The DIP Loans shall be funded in multiple advances on and after the Closing Date as needed and to the extent required as set forth in the Budget, for the payment of expenses set forth in the Budget in the amounts set forth in such Budget equal to 100% of the projected operating deficit for such [week] shown on the Budget and solely for those items and for Borrower (subject to the variance described in Section 4.1).

Section 2.2    Making of DIP Loans. The Borrower shall give Lender prior notice of each DIP Loan requested hereunder of at least two (2) Business Days; such notice shall be in the form of and contain the information set forth in the form of Notice of Borrowing attached hereto as Exhibit C, shall be irrevocable and shall specify the amount of the proposed DIP Loan and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by Lender not later than 11:00 a.m., Central time on the second Business Day preceding the date on which such DIP Loan is to be made. On the borrowing date specified in such notice, Lender shall disburse such funds in the manner specified in the Notice of Borrowing delivered by the

Borrower and shall use reasonable efforts to make the funds available to the Borrower no later than 2:00 p.m. on the third Business Day following receipt of a proper Notice of Borrowing.

Section 2.3    Interest, Interest Calculations and Certain Fees.

(a)    Interest and Fees. The DIP Loan shall accrue variable interest at the rate of LIBOR plus 200 bps. There shall be no fees due the Lender with respect to the DIP Loan Facility except for the reimbursement of reasonable attorneys’ fees and costs associated with the Bankruptcy Case. Such attorneys’ fees shall constitute Obligations under the terms of this DIP Credit Agreement.

(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default, all outstanding DIP Loans and any other Obligations, following issuance of written notice from Lender, shall bear interest at a default rate of interest equal to an additional two percent (2.0%) per annum over the rate otherwise applicable, and such interest will be payable on demand.

Section 2.4    Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.

(a)    The Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount (including any accrued and unpaid interest thereon) of each DIP Loan, on the first to occur of (i) the Maturity Date, and (ii) the Termination Date.

(b)    There shall become due and payable and Borrower shall prepay the DIP Loan in the following amounts and at the following times:

(i)    on the date on which Borrower receives any casualty proceeds with respect to assets upon which Lender maintains a Lien, an amount equal to one hundred percent (100%) of such proceeds;

(ii)    upon receipt by Borrower of the proceeds of any Asset Disposition involving an asset upon which Lender maintains a Lien, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition; and

(c)    Borrower shall have the right to prepay all or any portion of any DIP Loan at any time without premium or penalty.

Section 2.5    Notes. The DIP Loans shall be evidenced, if so requested by Lender, by one or more promissory notes executed by Borrower (each, a “Note”) in an original principal amount equal to the DIP Loan Commitment Amount.

Section 2.6    General Provisions Regarding Payment; Loan Account.

(a)    All payments to be made by Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 12:00 Noon (Central time) on any date shall be deemed received by Lender on such date, and any payments received in the Payment Account at or after 12:00 Noon (Central time) on any date shall be deemed received by Lender on the next succeeding Business Day. In the absence of receipt by Lender of a written designation by a Borrower Representative, at least two (2) Business Days prior to such prepayment, that such prepayment is to be applied to a DIP Loan, Borrower hereby authorizes and directs Lender, subject to the provisions of Section 8.7 hereof, to apply such prepayment pro rata against all outstanding DIP Loans in accordance with the provisions of this Agreement; provided, however, that if Lender at any time determines that payments received by Lender were in respect of a mandatory prepayment event, Lender shall apply such payments in accordance with the provisions of Section 2.4 and shall be fully authorized by Borrower to make corresponding Loan Account reversals in respect thereof.

(b)    Lender shall maintain a loan account (the “Loan Account”) on its books to record DIP Loans and other extensions of credit made by Lender hereunder or under any other Financing Document, and all payments thereon made by Borrower. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. Lender shall endeavor to provide Borrower with a monthly statement regarding the Loan Account (but Lender shall not have any liability if it shall fail to provide any such statement). Unless Borrower notifies Lender of any objection to any such statement (specifically describing the basis for such objection) within sixty (60) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

Section 2.7    Maximum Interest. In no event shall the interest charged with respect to the DIP Loans or any other Obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Delaware or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the DIP Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8    Taxes; Capital Adequacy.

(a)    All payments of principal and interest on the DIP Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Lender’s net income by the jurisdictions under which Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and (iii) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Lender with respect to any payment received by Lender, Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Lender first made written demand therefor.

(b)    If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender, the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

Section 2.9    Appointment of Borrower Representatives. Borrower hereby designates the Borrower Representatives each as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, and giving instructions with respect to the disbursement of the proceeds of the DIP Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Borrower under the Financing Documents. The Borrower Representatives hereby accept such appointment. Notwithstanding anything to the contrary contained in this Agreement, no person other than a Borrower Representative shall be entitled to take any of the foregoing actions. Lender may regard any notice or other communication pursuant to any Financing Document from either Borrower Representative as a notice or communication from Borrower, and may give any notice or communication required or permitted to be given to Borrower hereunder to either Borrower Representative on behalf of Borrower. Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by a Borrower Representative shall be deemed for all purposes to have been made by Borrower and shall be binding upon and enforceable against Borrower to the same extent as if the same had been made directly by Borrower.

Section 2.10    [Reserved].

Section 2.11    Collections and Deposit Account Control Agreements.

(a)    Borrower shall ensure that all collections of Accounts are paid directly from Account Debtors into an operating account of Borrower that is subject to a Deposit Account Control Agreement.

(b)    Borrower hereby indemnifies and agrees to hold Lender harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Lender or the depository bank pursuant to this Section or any Deposit Account Control Agreement or similar agreement, except to the extent of such losses arising solely from Lender’s gross negligence or willful misconduct.

(c)    To the extent that any collections of Accounts or proceeds of other Collateral are not deposited into an account that is subject to a Deposit Account Control Agreement but are received by Borrower, such collections shall be held in trust for the benefit of Lender pursuant to an express trust created hereby and immediately remitted, in the form received, to an applicable account subject to a Deposit Account Control Agreement. No such funds received by Borrower shall be commingled with other funds of the Borrower.

Section 2.12    Termination; Restriction on Termination.

(a)    Termination by Lender. In addition to the rights set forth in Section 8.2 and the Final Order, Lender may terminate this Agreement upon (i) notice on or after the occurrence and during the continuance of an Event of Default and (ii) application for order of the Bankruptcy Court, which may be requested on an expedited basis.

(b)    Effectiveness of Termination. Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and without further application to or order of the Bankruptcy Court except as provided in the Interim Order of the Final Order, as applicable, all of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Financing Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all monetary Obligations have been discharged or paid, in full, in immediately available funds.

(c)    No Discharge; Survival of Claims. Borrower agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the superiority claim (as defined in the Final Order) granted to Lender pursuant to the Final Order and the Liens granted to Lender pursuant to the Final Order shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make the DIP Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Lender that:
Section 3.1    Existence and Power. Borrower is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in Borrower’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as to be conducted if fully operational, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect.

Section 3.2    Organization and Governmental Authorization; No Contravention. Other than the entry of the Interim Order or Final Order, the execution, delivery and performance by Borrower of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to Borrower or any of the Organizational Documents of Borrower, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.

Section 3.3    Binding Effect. Each of the Operative Documents to which Borrower is a party constitutes a valid and binding agreement or instrument of Borrower, enforceable against Borrower in accordance with its terms.

Section 3.4    Financial Information. All information delivered to Lender and pertaining to the financial condition of Borrower fairly presents the financial position of Borrower as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). All information delivered to Lender after April 21, 2017, and pertaining to the financial, physical or other condition or aspect of the Borrower’s operations and assets is true, accurate and correct in all material respects as of such date and as of the date hereof.

Section 3.5    Litigation. Except as set forth on Schedule 3.5 as of the Closing Date, and except as hereafter disclosed to Lender in writing, there is no Litigation pending against, or to Borrower’s knowledge threatened against or affecting, Borrower or, to Borrower’s knowledge, any party to any Operative Document other than Borrower. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

Section 3.6    Ownership of Property. Borrower is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by Borrower.

Section 3.7    No Default. No Event of Default has occurred and is continuing. Taking into account the effect of the bankruptcy filings, no breach or default has occurred under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.8    Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower’s knowledge, threatened against Borrower. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Borrower, or for which any claim may be made against it, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.9    Regulated Entities. Borrower is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.10    Margin Regulations. None of the proceeds from the DIP Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the DIP Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.11    Compliance With Laws; Anti-Terrorism Laws.

(a)    Borrower is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b)    Neither Borrower nor, to the knowledge of the Borrower, any of its Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.12    Taxes. All federal, state and local tax returns, reports and statements required to be filed after the commencement of the Bankruptcy Case by or on behalf of Borrower have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes arising after the commencement of the Bankruptcy Case and required to be paid by Borrower after have been paid. All federal and state returns have been filed by Borrower for all postpetition periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14    Compliance with ERISA.

(a)    Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. Borrower has not incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Borrower is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date or the making of any DIP Loan, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Borrower of any material liability, fine or penalty. Borrower has not incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; neither Borrower nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither Borrower nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15    Consummation of Operative Documents; Brokers. Except for fees payable to Lender, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and Borrower has not nor will it have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith.

Section 3.16    Material Contracts. Except for the Operative Documents and the other agreements set forth on Schedule 3.16 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no agreements or instruments to which Borrower is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.16 sets forth, with respect to each real estate lease agreement to which Borrower is a party (as a lessee) as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than Borrower).

Section 3.17    Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.17:

(a)    no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by Borrower of any Environmental Law, (ii) alleged failure by Borrower to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b)    no property now owned or leased by Borrower and, to the knowledge of Borrower, no such property previously owned or leased by Borrower, to which Borrower has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrower’s knowledge, proposed for listing, on the National Priorities List (as promulgated pursuant to CERCLA), or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of Borrower, other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

Section 3.18    Intellectual Property. Borrower owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of Borrower. All Intellectual Property existing as of the Closing Date which is issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 3.18. Such Schedule 3.18 indicates in each case whether such registered Intellectual Property (or application therefor) is owned or licensed by Borrower, and in the case of any such licensed registered Intellectual Property (or application therefor), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to Borrower to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.18, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by Borrower, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All registered Intellectual Property of Borrower is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrower is not a party to, nor bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property. To Borrower’s knowledge, Borrower conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of Borrower, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.19    Full Disclosure. Taken as a whole, none of the written information (financial or otherwise), furnished by or on behalf of Borrower to Lender in connection with the consummation of the transactions contemplated by the Operative Documents, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Lender by Borrower (or its agents) have been prepared on the basis of the assumptions stated therein. Such projections represent Borrower’s best estimate of Borrower’s future financial performance and such assumptions are believed by Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrower can give no assurance that such projections will be attained.

Section 3.20    Reserved.

Section 3.21    Reorganization Matters.

(a)    Proper notice for (i) the motion seeking approval of this Agreement, the other Financing Documents, the Interim Order or Final Order, and (ii) the hearing for approval of the Final Order will be given. The Borrower will give, on a timely basis as specified in the Interim Order or Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable.

(b)    From and after the entry of Final Order, the Liens securing the Obligations are valid and enforceable, perfected Liens on all of the Collateral of Lender with the priority required by the Final Order with respect to all Collateral.

(c)    The Final Order is in full force and effect and has not been reversed, stayed, modified, or amended.

(d)    Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Final Order and Section 8.2, as the case may be, on the Termination Date, Lender shall be entitled to payment of such Obligations and to enforce the remedies provided for hereunder or under applicable law, without further application to or order by the Bankruptcy Court.

ARTICLE 4 - AFFIRMATIVE COVENANTS

From the date hereof and for so long as any commitment shall be in effect or any amount shall remain outstanding or unpaid under this Agreement, Borrower agrees:
Section 4.1    Financial Statements and Other Reports. Borrower will deliver to Lender:

(a)    no later than 5:00 p.m. (prevailing Central time) on Tuesday of each week, a weekly report certified by the Chief Restructuring Officer or President of the Debtor and in the same form as the Budget indicating all receipts received and disbursements made by the Debtor during the applicable measuring period compared to the Budget for such period (each, a “Measuring Period”), with (a) aggregate expenditures during such period not exceeding 110% of the total budgeted expenses for such period; (b) any single line item not exceeding 115% of the such budgeted line item for such period; (c) total revenues not less than 85% of such budgeted revenues for such period, and (d) expenditures for estate professional fees shall not exceed 100% of the amount allocated for such expenditures in the Budget for such period (both in the aggregate and with respect to each professional’s respective line on the Budget). This “Variance” shall be measured on a rolling four-week basis. Any budgeted expenditures not paid in a particular Budget period may be paid during a subsequent period and, for the purpose of calculating rolling four week Variances set forth above, the Budget will be revised to move such expenditures to the later period. Expenditures may be paid in an earlier period in the reasonable discretion of the Debtor, in which event, the Budget shall be deemed amended to move the expenditure into the week of the actual expenditure for the purposes of calculating rolling four week variances set forth above; and

(b)    as soon as available, but no later than fifteen (15) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement covering Borrower’s operations during the period, prepared under GAAP, consistently applied, certified by the Chief Restructuring Officer or President and in a form acceptable to Lender; (c) together with the financial reporting package described in (a) above, evidence of payment and satisfaction of all payroll, withholding and similar taxes due and owing by Borrower with respect to the payroll period(s) occurring during such month; (d) a prompt written report of any legal actions pending or threatened against Borrower that could reasonably be expected to result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more; and (e) prompt written notice of an event that materially and adversely affects the value of any Collateral.

Section 4.2    Payment and Performance of Obligations. Subject to the entry of appropriate orders of the Bankruptcy Court and in compliance with the Budget, Borrower (a) will pay and discharge on a timely basis as and when due, all of its obligations and liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) without limiting anything contained in the foregoing clause (a), pay all amounts due and owing in respect of Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, and (c) will not breach or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3    Maintenance of Existence. Borrower will preserve, renew and keep in full force and effect and in good standing its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 4.4    Maintenance of Property; Insurance.

(a)    Borrower will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral useful or necessary in its business becomes damaged or destroyed, Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Lender agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b)    Subject to the entry of appropriate orders of the Bankruptcy Court and in compliance with the Budget, upon completion of any Permitted Contest, Borrower shall promptly pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to the definition of Permitted Contest.

(c)    Reserved.

(d)    Reserved.

(e)    Reserved.

Section 4.5    Compliance with Laws and Material Contracts. Borrower will comply with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6    Inspection of Property, Books and Records. Borrower will keep proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit upon two (2) Business Days prior written notice, representatives of Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of the books and records of the Borrower, to conduct a collateral audit and analysis of its operations and the Collateral, to discuss the Borrower’s respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In addition, the Borrower agrees, and agrees to instruct its advisors, employees, managers and professionals, to reasonably cooperate with the Lender and its respective counsel, advisors, appraisers and professionals, with respect to the obligations owing under the DIP Loans and the Chapter 11 Case. The Borrower further agrees, and agrees to instruct its advisors, employees, managers and professionals to provide the Lender and its professionals independent access to the Borrower’s advisors, employees, managers and professionals with respect to any matter relating to the Chapter 11 Case, and any reports and information as the Lender may reasonably request from time to time, including but not limited to balance sheets, payables, receivables, income statements, and cash flow statements, with all information provided being subject to the confidentiality protections agreed to between the Lender and the Borrower. Notwithstanding the foregoing, no notice shall be required during the existence and continuance of any Event of Default or any time during which Lender reasonably believes an Event of Default exists.

Section 4.7    Use of Proceeds.

(a)    Any proceeds received from a DIP Loan provided to the Borrower shall be used solely by the Borrower in accordance with the Budget:

(i)    to pay operational, capital and administrative costs, (ii) interest, fees and expenses in respect of the Facility to the DIP Lender in accordance with the DIP Credit Documents, (iii) to fund the operating costs of the Borrower; (iv) to fund necessary preservation and maintenance costs associated with the Borrower’s assets; and (v), other costs and expenses of administration all as set forth on the Budget.

(b)    Neither the Collateral nor proceeds of the DIP Loans shall be used (1) to permit the Borrower, to the extent such action has not been waived in the Financing Documents, or any other party in interest or their representatives, (x) to challenge or otherwise contest any proceeding to determine the validity, perfection or priority of security interests on assets of the Borrower or their respective affiliates in favor of the Lender or Liens granted under any of the Final Order, or (y) the enforceability of the obligations of the Borrower under the DIP Loan (2) to commence or prosecute any motion, proceeding or cause of action against the Lender, or its agents, attorneys, advisors or representatives, (3) to fund acquisitions, capital expenditures, capital leases or other transactions not in the ordinary course of Borrower’s business other than as set forth in the Budget, nor (4) to assert any claims or causes of action against Lender.

Section 4.8    Control Agreements. Borrower shall enter into and maintain at all times a valid and enforceable Deposit Account Control Agreement or Securities Account Control Agreement, as applicable with respect to each account set forth in Schedule 5.13. The provisions of this Section 4.8 requiring Deposit Account Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such; provided, however, that at all times that any Obligations remain outstanding, Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

Section 4.9    Notices of Litigation and Defaults. Borrower will give prompt written notice to Lender (a) of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to have a Material Adverse Effect with respect to Borrower or which in any manner calls into question the validity or enforceability of any Financing Document, (b) upon Borrower becoming aware of the existence of any Event of Default, (c) if Borrower is in breach or default under or with respect to any Material Contract, or if Borrower is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (d) of any strikes or other labor disputes pending or, to Borrower’s knowledge, threatened against Borrower, (e) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of Borrower that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that Borrower in the conduct of its business is infringing on the Intellectual Property Rights of others, and (f) of all returns, recoveries, disputes and claims that involve more than $25,000. Borrower represents and warrants that Schedule 4.9 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section 4.9 and all litigation or governmental proceedings pending or threatened (in writing) against Borrower as of the Closing Date.

Section 4.10    Hazardous Materials; Remediation.

(a)    If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of Borrower, Borrower will cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall comply with each Environmental Law requiring the performance at any real property by Borrower of activities in response to the release or threatened release of a Hazardous Material.

(b)    Borrower will provide Lender within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Lender that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Lender’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.11    Further Assurances.

(a)    Borrower will at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Lender may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Lender on the Collateral (including Collateral acquired after the date hereof). Without limiting the generality of the foregoing, at the request of Lender, following the disclosure by Borrower on any Compliance Certificate of the acquisition by Borrower of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Borrower shall execute any documents requested by Lender to establish, create, preserve, protect and perfect a first priority lien in favor of Lender, to the extent legally possible, in Borrower’s rights under such license and shall use their commercially reasonable best efforts to obtain the written consent of the licensor which such license to the granting in favor of Lender of a Lien on Borrower’s rights as licensee under such license.

(b)    Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c)    Borrower shall cooperate fully with Lender and its counsel, advisors, appraisers and professionals in connection with matters in the Bankruptcy Case, including without limitation, pursuit and achievement of the Milestones.

Section 4.12    Power of Attorney. After the occurrence and during the continuance of an Event of Default Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring it to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower’s Accounts; (b) so long as Lender has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender under this Agreement; (c) take any action Borrower is required to take under this Agreement; (d) so long as Lender has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender’s security interest or Lien in any Collateral; and (e) do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

Section 4.13    Compliance Certificate. At the time of each request for a DIP Loan, a Borrower Representative shall be required to deliver to the Lender the Compliance Certificate certifying those facts set forth therein. A form of Compliance Certificate is attached hereto as Exhibit B.

Section 4.14    Milestones. The Borrower shall timely comply with and achieve the Milestones; it being expressly understood that time is of the essence with respect to each Milestone.

Section 4.15    Bankruptcy Reports. Promptly after the filing of any reports, motions, affidavits, statements or other documents that Borrower sends, receives or files with the Bankruptcy Court, including all correspondence with the Bankruptcy Court, copies of such documents shall be delivered to Lender.

ARTICLE 5 - NEGATIVE COVENANTS

From the date hereof and for so long as any commitment shall be in effect or any amount shall remain outstanding or unpaid under this Agreement, Borrower agrees:
Section 5.1    Debt; Contingent Obligations. Borrower will not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt. Borrower will not, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 5.2    Liens. Borrower will not, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

Section 5.3    Restricted Distributions. Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution.

Section 5.4    Restrictive Agreements. Borrower will not, directly or indirectly, enter into or assume any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

Section 5.5    Consolidations, Mergers and Sales of Assets; Change in Control. Borrower will not, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, or (b) consummate any Asset Dispositions other than Permitted Asset Dispositions or as contemplated by the Milestones; provided however, that Lender shall be permitted to credit bid (under Section 363 of the Bankruptcy Code or otherwise) the amount of any obligations owing to it by the Borrower in connection with any Permitted Asset Disposition or other authorized sale of assets constituting Collateral or serving as collateral under the DIP Loan. Borrower will not suffer or permit to occur any Change in Control.

Section 5.6    Purchase of Assets, Investments. Borrower will not, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.

Section 5.7    Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.7, Borrower will not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower other than Lender. For the avoidance of doubt, at no time shall Borrower extend any credit to, be owed any trade payable from or be owed any other amount pursuant to any other financing or lending arrangement from, any Affiliate other than Lender and other than as set forth on Schedule 5.7.

Section 5.8    Modification of Organizational Documents. Borrower will not, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person.

Section 5.9    Modification of Certain Agreements. Borrower will not, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) could reasonably be expected to be adverse to the rights, interests or privileges of Lender or its ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on Borrower; (d) reduces in any material respect any rights or benefits of Borrower (it being understood and agreed that any such determination shall be in the discretion of Lender); or (e) limits the right of Borrower to receive any payments on the Closing Date. Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Lender reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and Borrower agrees not to take any such action with respect to any such documents without obtaining such approval from Lender.

Section 5.10    Conduct of Business. Borrower will not, directly or indirectly, engage in any line of business other than the business conducted in the ordinary course prior to the Petition Date.

Section 5.11    Lease Payments. Borrower will not, directly or indirectly, incur or assume (whether pursuant to a guarantee or otherwise) any liability for rental payments except in compliance with the Budget.

Section 5.12    Reserved.

Section 5.13    Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts. Borrower will not, directly or indirectly, establish any new Deposit Account or Securities Account without prior written notice to Lender. Borrower represents and warrants that Schedule 5.13 lists all of the Deposit Accounts and Securities Accounts of Borrower as of the Closing Date. The provisions of this Section 5.13 requiring Deposit Account Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such; provided, however, that at all times that any Obligations remain outstanding, Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

Section 5.14    Compliance with Anti-Terrorism Laws. Lender hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws. Borrower will not, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Borrower shall immediately notify Lender if Borrower has knowledge that Borrower or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Section 5.15    Final Order; Administrative Expense Priority; Payments.

(a)    Borrower will not seek, consent to or suffer to exist at any time any modification, stay, vacation or amendment of the Final Order, except for modifications and amendments joined in or agreed to in writing by Lender.

(b)    Borrower will not suffer to exist at any time a priority for any administrative expense or unsecured claim against Borrower (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of Lender in respect of the Obligations, except for the Carve-Out.

(c)    Prior to the date on which the Obligations have been indefeasibly paid in full, all in accordance with the terms of this Agreement, and this Agreement has been terminated, Borrower will not (i) pay any administrative expenses pursuant to Section 503(b) of the Bankruptcy Code, except (A) administrative expenses incurred in the Ordinary Course of Business of the Borrower, and (B) Allowed Fees payable under Section 330 and 331 of the Bankruptcy Code, in each case as set forth in the Budget, or (ii) permit or seek to permit the granting of adequate protection in favor of any Person other than to Lender in connection with the Final Order.

(d)    Except as provided in the Final Order (which will provide for a waiver and release of any surcharge claims under Sections 506(c) and 552(b) of the Bankruptcy Code, or otherwise for any costs and expenses incurred in connection with the preservation, protection or enhancement of or realization by the Lender), Borrower will not waive any claims under Sections 506(c) and 552(b) of the Bankruptcy Code, or take any other action Lender deems adverse to it or its rights and remedies under the Financing Documents.

Section 5.16    Bankruptcy Actions.

(a)    Borrower shall not make (i) any payments on account of any creditor’s claims against Borrower, (ii) payments on account of claims or expenses arising under Section 503(b)(9) of the Bankruptcy Code, or (iii) payments in respect of a reclamation, except as expressly permitted by the Budget.

(b)    Borrower shall not obtain, or seek to obtain, any stay on the exercise of the remedies of Lender hereunder, under any Financing Document or the Final Order.

ARTICLE 6 - CONDITIONS

Section 6.1    Conditions to Closing. The obligation of Lender to make the initial DIP Loans on the Closing Date shall be subject to the receipt by Lender of each agreement, document and instrument set forth on the closing checklist prepared by Lender or its counsel, each in form and substance satisfactory to Lender as such documents relate to the payment of the Obligations on the Effective Date, and such other closing deliverables reasonably requested by Lender, and to the satisfaction of the following conditions precedent, each to the satisfaction of Lender and its counsel in in their sole discretion:

(a)    the Interim Oder or the Final Order, in form and substance satisfactory to Lender, shall be in effect and shall not have been reversed, modified, amended or stayed, and no motion seeking a reversal, modification, amendment or stay shall have been filed by any Person;

(b)    Lender shall have received the Budget covering the period of the first four (4) weeks after the Closing Date in form and substance satisfactory to Lender;

(c)    Lender shall have received the Financing Documents, each duly executed by the Chief Restructuring Officer or President or another authorized officer of the Borrower and other parties thereto;

(d)    the payment of all fees, expenses and other amounts due and payable under this Agreement and the Final Order;

(e)    all motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the DIP Loans and the approval thereof shall be in form and substance reasonably satisfactory to Lender;

(f)    except as set forth on Schedule 3.5 as of the Closing Date, there shall be no pending or threatened litigation with respect to Borrower before any court, arbitrator or governmental or administrative body or agency which challenges or relates to the transactions contemplated hereby, or which might have a Material Adverse Effect;

(g)    in the judgment of Lender (a) taking into account the effect of the bankruptcy filings no Material Adverse Effect shall have occurred to the Borrower from that reflected in the Financial Statements, and (b) no other Material Adverse Effect shall have occurred to the Borrower since April 21, 2017;

(h)    Reserved;

(i)    Reserved; and

(j)    the Closing Date shall have occurred on or prior to May 26, 2017.

Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Lender on the Closing Date.
Section 6.2    Conditions to Each DIP Loan. The obligation of Lender to make any DIP Loan is subject to the satisfaction of the following additional conditions:

(a)    immediately after such borrowing and after application of the proceeds thereof or after such issuance, the aggregate amount outstanding under all DIP Loans will not exceed the DIP Loan Commitment;

(b)    immediately before and after such advance or issuance, no default or Event of Default shall have occurred and be continuing;

(c)    the representations and warranties of Borrower contained in the this Agreement shall be true, correct and complete in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date;

(d)    the making of such DIP Loans will not violate any requirement of Law and shall not be enjoined, temporarily, preliminarily or permanently;

(e)    no adverse change in the condition (financial or otherwise), properties, business, prospects, or operations of Borrower shall have occurred and be continuing with respect to Borrower since the date of this Agreement; and

(f)    after making all expenditures under the Budget, the sum of cash held by the Borrower plus amounts previously advanced under DIP Loans and in the possession of the Borrower is no greater than $20,000.

Each giving of a Notice of Borrowing hereunder and each acceptance by Borrower of the proceeds of any DIP Loan made hereunder shall be deemed to be (y) a representation and warranty by Borrower on the date of such notice or acceptance as to the facts specified in this Section 6.2, and (z) a restatement by Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date).
Section 6.3    Reserved.

ARTICLE 7 - SECURITY AGREEMENT

Section 7.1    Generally.

(a)    As security for the payment and performance of the Obligations, Borrower hereby assigns and grants to Lender (i) a continuing first priority Lien on and security interest in, subject only to the Carve Out and any Permitted Liens, all unencumbered assets (tangible, intangible, real, personal and mixed) of the Borrower, whether now owned or hereafter acquired, including, without limitation a first priority lien in and against gross revenues, cash and cash accounts, deposit accounts, receivables, inventory, equipment, goods, documents, fixtures, capital stock or membership interests in subsidiaries, investment property, letters of credit, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks, intercompany claims, claims against affiliates, and other general intangibles, and all products and proceeds thereof, (collectively, the “Collateral”) and continuing junior Lien and security interest in, subject only to the Carve Out and any Permitted Liens, on all Collateral subject to valid and perfected Liens as of the Petition Date.

(b)    [Reserved].

(c)    Subject to the Carve Out, all amounts owing by the Borrower under this Agreement (a) will be entitled to super priority claim status pursuant to Section 364(c)(1) of the Bankruptcy Code with priority over any or all administrative expense claims of every kind and nature whatsoever, and (b) will be secured by a perfected (and, to the extent applicable, first priority) security interest pursuant to Section 364(c)(2) and Section 364(c)(3) of the Bankruptcy Code with priority over the all of the security interests.

Section 7.2    Representations and Warranties and Covenants Relating to Collateral.

(a)    Schedule 7.2 sets forth (i) each chief executive office and principal place of business of Borrower and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located and/or books and records of Borrower regarding any of the Collateral are kept, which such Schedule 7.2 indicates in each case which Borrower has Collateral and/or books and records located at such address, and, in the case of any such address not owned by Borrower, indicates the nature of such location (e.g., leased business location operated by Borrower, third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(b)    As of the Closing Date, Borrower does not have any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, commercial tort claims, Instruments, documents or investment property and Borrower shall give notice to Lender promptly (but in any event not later than the delivery by Borrower of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by Borrower of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property. No Person other than Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper in which Borrower has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of Borrower is maintained).

(c)    Borrower shall not take any of the following actions or make any of the following changes unless Borrower has given at least thirty (30) days prior written notice to Lender of Borrower’s intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Lender may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Lender with respect to the Collateral: (i) change the legal name or organizational identification number of Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of Borrower or allow Borrower to designate any jurisdiction as an additional jurisdiction of incorporation for Borrower, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

(d)    Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Event of Default exists and in amounts which are not material with respect to the Account without the prior written consent of Lender). Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Lender after the occurrence and during the continuance of an Event of Default, Lender shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Borrower with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrower and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

(e)    Without limiting the generality of (b) and (d):

(i)    Borrower shall deliver to Lender all tangible Chattel Paper and all Instruments and documents owned by Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender. Borrower shall provide Lender with “control” (as defined in Article 7 of the UCC) of all electronic Chattel Paper owned by Borrower and constituting part of the Collateral by having Lender identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrower also shall deliver to Lender all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and documents with a legend, in form and substance satisfactory to Lender, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Lender created pursuant to this Agreement. Borrower shall comply with all the provisions of Section 5.13 with respect to the Deposit Accounts and Securities Accounts of Borrower.

(ii)    Borrower shall deliver to Lender all letters of credit on which Borrower is the beneficiary and which give rise to letter of credit rights owned by Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender. Borrower shall take any and all actions as may be necessary or desirable, or that Lender may request, from time to time, to cause Lender to obtain exclusive “control” (as defined in Article 7 of the UCC) of any such letter of credit rights in a manner acceptable to Lender.

(iii)    Borrower shall promptly advise Lender upon Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Lender such documents as Lender shall request to perfect, preserve or protect the Liens, rights and remedies of Lender with respect to any such commercial tort claim.

(iv)    No Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Lender and the receipt by Lender, if Lender has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Lender prior to the commencement of such possession or control. Borrower has notified Lender that Inventory is currently located at the locations set forth on Schedule 7.2. Borrower shall, upon the request of Lender, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Lender created pursuant to this Agreement, instruct such Person to hold all such Collateral for Lender’s account subject to Lender’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Lender’s benefit.

(v)    To the extent provided in the Budget, Borrower shall cause all equipment and other tangible Personal Property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Lender, Borrower shall promptly deliver to Lender any and all certificates of title, applications for title or similar evidence of ownership of all such tangible Personal Property and shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible Personal Property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Lender.

(vi)    Borrower hereby authorizes Lender to file without the signature of Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Lender as the “secured party” and Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of Borrower now owned or hereafter acquired), in such jurisdictions as Lender from time to time determines are appropriate, and to file without the signature of Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Lender to perfect, preserve or protect the Liens, rights and remedies of Lender with respect to the Collateral. Borrower also ratifies its authorization for Lender to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)    As of the Closing Date, Borrower does not hold, and after the Closing Date Borrower shall promptly notify Lender in writing upon creation or acquisition by Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Lender, Borrower shall take such steps as may be necessary or desirable, or that Lender may request, to comply with any such applicable Law.

(viii)    Borrower shall furnish to Lender from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Lender may reasonably request from time to time.

ARTICLE 8 - EVENTS OF DEFAULT

Section 8.1    Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)    (i)  Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Section 2.11, Section 4.2, Section 4.4(c), Section 4.7, Section 4.8 and Article 5, or (iii) there shall occur any default in the performance of or compliance with Section 4.1 and/or Article 6 of this Agreement and a Borrower Representative has received written notice from Lender of such default;

(b)    Borrower defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Borrower or waived by Lender within fifteen (15) days after the earlier of (i) receipt by a Borrower Representative of notice from Lender of such default, or (ii) actual knowledge of Borrower of such default;

(c)    any representation, warranty, certification or statement made by Borrower or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(d)    failure of Borrower to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the DIP Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the DIP Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, to cause, Debt or other liabilities having an individual principal amount in excess of $25,000 or having an aggregate principal amount in excess of $25,000 to become or be declared due prior to its stated maturity;

(e)    any filing by Borrower of any challenge to the Liens or claims of Lender under this Agreement;

(f)    the payment, or granting, of adequate protection under Section 361 or otherwise with respect to any Debt, other than the DIP Loans unless such payment is set forth in the Budget;

(g)    [Reserved];;

(h)    one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $25,000 shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)    [Reserved];

(j)    [Reserved];

(k)    any superpriority claim granted by the Final Order in favor of Lender shall at any time fail to constitute a valid and enforceable superpriority claim under Section 507, or Borrower shall so assert;

(l)    the occurrence of an Event of Default under the Final Order;

(m)    Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination and set forth in the Budget;

(n)    the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of ten (10) days after written notice from Lender;

(o)    if (i) the Bankruptcy Case is converted to a case under chapter 7 of the Bankruptcy Code, or (ii)  the Bankruptcy Case is dismissed;

(p)    if a Chapter 11 trustee or an examiner with enlarged powers relating to the operations of the Borrower’s business (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) is appointed pursuant to Section 1104 of the Bankruptcy Code in the Bankruptcy Case;

(q)    except with respect to the Carve-Out, if any super-priority administrative expense claim or any Lien that is pari passu with or senior to those of Lender, is granted to any Person other than Lender, or the authorization to use any cash collateral without the consent of Lender is granted to any Person other than Lender;

(r)    if any Person other than Lender is granted relief from the automatic stay provided for in the Bankruptcy Case, or such automatic stay is otherwise modified, to permit enforcement of rights by such Person with respect to any asset of Borrower that serves as Collateral for the Liens of Lender, unless otherwise consented to in writing by Lender;

(s)    if Borrower shall authorize the sale of their business pursuant to one or more Section 363 sales or otherwise, or shall file any motion under Section 363 of the Bankruptcy Code, unless consented to in writing by Lender;

(t)    if Borrower shall file a Plan of Reorganization not acceptable to and supported in writing by Lender;

(u)    if Borrower shall fail to comply with or perform any of the terms, conditions, covenants or other obligations under the Final Order;

(v)    if the Borrower fails to achieve any Milestone as and when required, except as otherwise consented to in writing by Lender;

(w)    [Reserved];

(x)    if the Chief Restructuring Officer and President are both terminated;

(y)    the amendment, modification, reversal, revocation, issuance of a stay or order to vacate or supplement the Final Order, or any other order of the Bankruptcy Court affecting this Agreement, any other Financing Document, or the transactions contemplated hereby or thereby, in each case, in any manner not acceptable to Lender;

(z)    if the Borrower fails to pay in full in cash all Obligations on or before the Maturity Date;

(aa)    if any Confirmation Order is executed, filed, delivered, or any confirmation order is entered which does not provide for repayment in full in cash of all Obligations;

(bb)    [Reserved];

(cc)    if the Borrower fails to be in compliance under the Budget.

(dd)    [Reserved].

Any cure periods provided for in this Section 8.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.
Section 8.2    Acceleration and Suspension or Termination of DIP Loan Commitment. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the terms of the Interim Order and Final Order, as applicable, upon the occurrence and during the continuance of an Event of Default, Lender may (a) by notice to a Borrower Representative suspend or terminate the DIP Loan Commitment and the obligations of Lender with respect thereto, in whole or in part, and/or (b) by notice to a Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

Section 8.3    Additional Remedies.

(a)    Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the terms of the Interim Order and Final Order, as applicable, upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i)    the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii)    the right to (by its own means or with judicial assistance) enter Borrower’s premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrower’s original books and records, to obtain access to Borrower’s data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action (if Borrower’s books and records are prepared or maintained by an accounting service, contractor or other third party agent, Borrower hereby irrevocably authorizes such service, contractor or other agent, upon notice by Lender to such Person that an Event of Default has occurred and is continuing, to deliver to Lender or its designees such books and records, and to follow Lender’s instructions with respect to further services to be rendered);

(iii)    the right to require Borrower at Borrower’s expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

(iv)    and/or forward mail to Lender; and/or

(v)    the right to enforce Borrower’s rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Lender’s own name and to charge the collection costs and expenses, including attorneys’ fees, to Borrower, and (ii) the right, in the name of Lender or any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrower’s compliance with applicable Laws. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

(b)    Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the terms of the Interim Order and Final Order, as applicable, Borrower agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c)    Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, (ii) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (iii) execute all applications and certificates in the name of Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iv) do any and every act which Borrower might do in its own behalf; it being understood and agreed that this power of attorney in this subsection (c) shall be a power coupled with an interest and cannot be revoked.

(d)    Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Article, Borrower’s rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Lender’s benefit.

Section 8.4    Terminated Use of Cash Collateral. Without limitation of any of the remedies set forth in this Agreement and the other Financing Documents, upon the occurrence and during the continuance of any Event of Default, or upon the occurrence of the Termination Date, Borrower shall have not any right to use or seek to use any cash collateral (as defined in Section 363(a) of the Bankruptcy Code) in which Lender has an interest.

Section 8.5    Default Rate of Interest. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the terms of the Interim or Final Order, at the election of Lender, after the occurrence of an Event of Default and for so long as it continues, the DIP Loans and other Obligations shall bear interest at rates that are one and one-half percent (1.5.0%) per annum] in excess of the rates otherwise payable under this Agreement.

Section 8.6    Setoff Rights. Notwithstanding the provisions of Section 362 of the Bankruptcy Code, but subject to the Interim Order or the Final Order, as applicable, during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by Lender or any of such Lender’s Affiliates at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower), and (b) other property at any time held or owing by Lender to or for the credit or for the account of Borrower, against and on account of any of the Obligations. Borrower agrees, to the fullest extent permitted by law, that Lender and any of Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 8.6.

Section 8.7    Application of Proceeds.

(a)    Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Lender on the other, Lender shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Lender may deem advisable notwithstanding any previous application by Lender.

(b)    Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Lender shall apply any and all payments received by Lender in respect of the Obligations, and any and all proceeds of Collateral received by Lender, in such order as Lender may from time to time elect.

(c)    Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Lender shall apply any and all payments received by Lender in respect of the Obligations, and any and all proceeds of Collateral received by Lender, in the following order: first, to the Carve-Out; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Lender with respect to this Agreement; third, to the principal amount of the Obligations outstanding. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

Section 8.8    Waivers.

(a)    Except as otherwise provided for in this Agreement and the Financing Order and to the fullest extent permitted by applicable law, Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and guarantees at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)    Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release any endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other person; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)    To the extent that Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the DIP Loans or to any subsequent disbursement of DIP Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of DIP Loan proceeds and Lender may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the DIP Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the DIP Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Lender as the result of an Event of Default shall not be a waiver of Lender’s right to accelerate the maturity of the DIP Loans, nor shall Lender’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive Borrower’s default in payment of sums secured by any of the Financing Documents.

(d)    Without limiting the generality of anything contained in this Agreement or the other Financing Documents, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has satisfied all obligations, exclusive of any unknown indemnity claims, or have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the DIP Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e)    Nothing contained herein or in any other Financing Document shall be construed as requiring Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents. In addition, subject to the Final Order, Lender shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Lender in its sole discretion, including, without limitation, in the event Lender elects to accelerate less than the entire outstanding principal balance of the DIP Loans, Lender may foreclose all or any part of the Collateral to recover so much of the principal balance of the DIP Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Lender may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f)    To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to Borrower which would require the separate sale of any of the Collateral or require Lender to exhaust its remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of each part of the Collateral.

Section 8.9    Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of Borrower’s obligations under any Financing Documents, Lender may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Borrower waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Borrower, Borrower specifically joins in this Section 8.9 as if this Section 8.9 were a part of each Financing Document executed by Borrower.

Section 8.10    Marshalling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Lender enforces its Liens or Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

ARTICLE 9 - [RESERVED]

ARTICLE 10 - MISCELLANEOUS

Section 10.1    Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Section 2.10 and Article 9 and Article 10 shall survive the payment of the Obligations and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 10.2    No Waivers. No failure or delay by Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 10.3    Notices.

(a)    All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or email address set forth on the signature pages hereof or at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to Lender and Borrower Representatives; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 10.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 10.3. Notices to the Lender shall be delivered to its counsel, Ashby & Geddes.

(b)    Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including email) pursuant to procedures approved from time to time by Lender. Lender or Borrower Representatives may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)    Unless Lender otherwise prescribes, notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided, however, that if any such notice or other communication is not sent during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 10.4    Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.5    Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 10.6    Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, Borrower shall not assert, and Borrower and Lend hereby waive, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any DIP Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 10.7    GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)    THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION (OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF DELAWARE) TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO, ON THE ONE HAND, AND LENDER, ON THE OTHER HAND, PERTAINING TO THE AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS; PROVIDED THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE

HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED, FURTHER, THAT NOTHING IN THE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(c)    Borrower and Lender agree that each DIP Loan (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Delaware.

Section 10.8    WAIVER OF JURY TRIAL.

BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND LENDER WARRANT AND REPRESENT THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
Section 10.9    Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 10.10    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.11    Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Lender in its sole and absolute discretion and judgment.

Section 10.12    Expenses; Indemnity.

(a)    [Reserved].

(b)    Borrower hereby agrees to indemnify, pay and hold harmless Lender and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Lender (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Lender) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the DIP Loans, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

(c)    Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 10.14 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 10.13    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 10.14    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

(Signature Page to DIP Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, each of the parties have caused this Agreement to be executed under seal the day and year first above mentioned.

BORROWER:		ADAMS RESOURCES EXPLORATION
CORPORATION

	By:	/s/ John Riney
Name: John Riney
Title: President

BORROWER’S COUNSEL:		SULLIVAN HAZELTINE ALLINSON LLC
Attn: William D. Sullivan
603 West 18th Street, Suite 1300
Wilmington, DE 19801
Phone: 302.428.8191
Email: bsullivan@sha-llc.com

LENDER:		ADAMS RESOURCES & ENERGY, INC.
	By:	/s/ Josh C. Anders
Name: Josh C. Anders
Title: EVP, CFO

LENDER’S COUNSEL:		ASHBY & GEDDES
Attn: Ricardo Palacio and Gregory Taylor
500 Delaware Avenue
P.O. Box 1150
Wilmington, DE 19899
Phone. 302.504.3718
Email: rpalacio@ashby-geddes.com

EXHIBITS
EXHIBITS
Exhibit A        Budget
Exhibit B        Form of Compliance Certificate
Exhibit C        Form of Notice of Borrowing
Exhibit D        Form of Payment Notification

Exhibit A
(Budget)

Exhibit B
(Form of Compliance Certificate)
COMPLIANCE CERTIFICATE
In accordance with the terms of the Debtor in Possession Credit and Security Agreement, dated April 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) by and among Adams Resources Exploration Corporation (“Borrower”) and Adams Resources & Exploration, Inc. (“Lender”), the undersigned hereby certifies that:1
(a)I am the [Chief Restructuring Officer or President] of Borrower under the DIP Loan Agreement, and deliver this Certificate for the week ending [________] (the “Weekly Budget Period”) pursuant to Section 4.1 of the DIP Loan Agreement.

(b)Attached hereto as Schedule 1 is the weekly report for the Weekly Budget Period in the same form as the Budget indicating all receipts received and disbursements made by the Borrower in the week ending noted in paragraph (a) above, compared to the Budget and detailing any Variance as defined in Section 4.1 of the DIP Loan Agreement.

(c)The amount of the current draw request (if any) made by the Borrower under the DIP Loan Agreement is consistent with the net cash flow line item in the Budget for the Weekly Budget Period.  The amount of such draw request (if any) does not exceed 100% of the projected operating deficit shown in the Budget for the Weekly Budget Period (subject to the variance described in Section 4.7 of the DIP Credit Agreement); provided, that any budgeted expenditures not paid in a particular Weekly Budget Period may be paid during a subsequent period and, for the purpose of this calculation, the Budget will be revised to move such expenditures to the later period.

(d)Attached hereto as Schedule 2 is the company prepared monthly accounts payable aging report for the month just ended.*

(e)Attached hereto as Schedule 3 is the company prepared running cumulative report indicating by vendor any weekly trade payables in excess of $5,000 for any week.

(f)Attached hereto as Schedule 4 is the company prepared balance sheet, cash flow and income statement covering the Borrower’s operations during the month ending [________] (the “Monthly Reporting Period”), prepared under GAAP, consistently applied.*

(g)Attached hereto as Schedule 5 is evidence of payment and satisfaction of all payroll, withholding and similar taxes due and owing by all Borrower with respect to the payroll period(s) occurring during the Monthly Reporting Period.*
_____________

1Capitalized terms used herein without definition shall have the meanings set forth in the DIP Loan Agreement.
*The Borrower need only provide Schedule 2 with the Compliance Certificate that is to be submitted immediately on the ____ of each month. The Borrower need only provide Schedule 4 and Schedule 5 with the Compliance Certificate that is to be submitted immediately after the applicable Monthly Reporting Period. The Borrower may satisfy these reporting requirements by attaching the monthly operating report for the applicable Monthly Reporting Period.

(h)There are no legal actions pending or threatened against Borrower that could reasonably be expected to result in damages or costs to Borrower of Twenty-Five Thousand Dollars ($25,000) or more,] except as set forth in Schedule 3.5 to the DIP Credit Agreement and Schedule 6.

(i)There has not occurred any event that materially and adversely affects the value of any Collateral, except as set forth in Schedule 7.

(j)No Event of Default has occurred, except as set forth in Schedule 8 hereto, which includes a description of the nature and period of existence of such Event of Default and what action Borrower has taken, are undertaking and propose to take with respect thereto.

(k)Any financial statements or other materials delivered with this Certificate fairly present in all material respects the results of operations and financial condition of Borrower as of the dates and the accounting period covered by such financial statements or other materials.

(l)All of the representations and warranties contained in the DIP Loan Agreement or in any Financing Document are true and correct in all material respects.

(m)All of the foregoing statements and reports are true and correct in all material respects.

IN WITNESS WHEREOF, the undersigned, has executed and delivered this Certificate, on [________].

ADAMS RESOURCES EXPLORATION
CORPORATION

By:
Name:
Title: [Chief Restructuring Officer or President]

Exhibit C

(Form of Notice of Borrowing)

________, [Chief Restructuring Officer or President] of Adams Resources Exploration Corporation (the “Debtor”), hereby certifies as follows:

1.Pursuant to section 364 of the Bankruptcy Code and the terms of those certain (a) Debtor in Possession Credit and Security Agreement, dated April __, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) by and among Adams Resources Exploration Corporation, as Borrower, and Adams Resources & Energy, Inc., as Lender, and (b) Interim [Final] Order (1) Authorizing Debtors in Possession to Obtain Postpetition Financing; and (2) Granting Liens, Security Interests and Superpriority Claims (the “DIP Order”)2 the Debtor is authorized to borrow (the “DIP Loan Facility”) in an aggregate amount of up to $1,250,000 (the “DIP Loan”); solely in compliance with the DIP Loan Agreement and DIP Order. The Debtor acknowledges and agrees that delivery of this Borrowing Certificate is a condition precedent to each DIP Loan.

2.As of the date hereof, no Event of Default as enumerated in the DIP Order has occurred or is continuing,

3. The making of this DIP Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

4.The DIP Order is in full force and effect in a form reasonably satisfactory to the Lender, and the Debtor has taken no action and is unaware of any action (actual or threatened) that may impair the rights of the Lender under the DIP Order.

5.The undersigned hereby certifies that, both before and after giving effect to the request above (a) each of the conditions precedent set forth in Section 7.2 of the DIP Loan Agreement have been satisfied, (b) all of the representations and warranties contained in the DIP Loan Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (c) no Event of Default has occurred and is continuing on the date hereof.

6.The amount requested under this DIP Loan is $___________ (this “DIP Loan Request”), representing the items identified at Exhibit A. The proceeds of the DIP Loan Request will be used for operating and other approved expenses, consistent with the terms of the Budget; there are no funds on deposit in the Debtor’s operating account available for such purpose; and reflects expenses (a) not subject to any prior requisition or payment or reimbursement from any other source, and (b) to be incurred in accordance with the Budget for the following week and are consistent with the amounts and categories set forth in the Budget; provided, that any budgeted expenditures not paid in a particular weekly period may be paid during a subsequent period and, for the purpose of this calculation.

_______________

2Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the DIP Order.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Certificate this day of __________ ___, 2017.

ADAMS RESOURCES EXPLORATION
CORPORATION

By:
Name:
Title: [Chief Restructuring Officer or President]

Exhibit D
(Form of Payment Notification)

PAYMENT NOTIFICATION
This Payment Notification is given by _____________________, the [Chief Restructuring Officer or President] of Adams Resources Exploration Corporation (the “Borrower Representative”), pursuant to that certain Debtor in Possession Credit and Security Agreement, dated April __, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) by and among Adams Resources Exploration Corporation, as Borrower, and Adams Resources & Energy, Inc., as Lender. Capitalized terms used herein without definition shall have the meanings set forth in the DIP Loan Agreement.
Please be advised that funds in the amount of $_____________ will be wire transferred to Lender on _________, 2017. Such funds shall constitute [an optional] [a mandatory] prepayment of the DIP Loans, with such prepayments to be applied in the manner specified in Section 2.7 of the DIP Loan Agreement. [Such mandatory prepayment is being made pursuant to Section 2.4 of the DIP Loan Agreement.]
Fax to [_________] no later than noon Central time.
Note:    Funds must be received in the Payment Account by no later than noon Central time for same day application
IN WITNESS WHEREOF, the undersigned, has executed and delivered this Certificate, on [________].

ADAMS RESOURCES EXPLORATION
CORPORATION

By:
Name:
Title: [Chief Restructuring Officer or President]